                                                      Exhibit (i)





                       SEWARD & KISSEL LLP

                     ONE BATTERY PARK PLAZA

                    NEW YORK, NEW YORK 10004



                    Telephone: (212) 574-1200

                    Facsimile: (212) 480-8421

                         www.sewkis.com





                                 October 18, 2001





The Korean Investment Fund, Inc.

1345 Avenue of the Americas

New York, New York 10105



Ladies and Gentlemen:



         We have acted as counsel for The Korean Investment Fund,

Inc, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended

(the "Securities Act"), of an indefinite number of shares, par value $.001 per share, of Class A Common Stock, Class B Common

Stock and Class C Common Stock (each a "Class" and collectively the "Shares") of the Company.  The Company is registered under the Investment Company Act of 1940, as amended, as a management investment company.



         As counsel for the Company, we have participated in the

preparation of Pre-Effective Amendment No. 1 to the Company's

Registration Statement on Form N-1A (File No. 811-6467) (the

"Registration Statement") to be filed with the Securities and

Exchange Commission (the "Commission") on October 18, 2001 in

which this letter is included as Exhibit (i).  We have examined the Charter and By-laws of the Company and all amendments and supplements thereto and have relied upon such corporate records of the Company and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.



         Based on such examination, we are of the opinion that

the Shares to be offered for sale pursuant to the Registration

Statement are, to the extent of the number of Shares of the

relevant Classes of the Company authorized to be issued by the

Company in its Charter, duly authorized, and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and nonassessable under the laws of the State of Maryland.



         We do not express an opinion with respect to any laws

other than the laws of Maryland applicable to the due

authorization, valid issuance and nonassessability of shares of common stock of corporations formed pursuant to the provisions of the Maryland General Corporation Law.  Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Maryland or any other jurisdiction.  Members of this firm are admitted to the bar in the State of New York and the District of Columbia.



         We hereby consent to the filing of this opinion with the

Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information-

Counsel" in the Part B thereof.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                 Very truly yours,


                                 /s/ Seward & Kissel LLP







                                3

00250131.AL5